UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 23, 2007

GIBRALTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22462	16-1445150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3556 Lake Shore Road

P.O. Box 2028

Buffalo, New York 14219-0228

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (716) 826-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 2.06. Material Impairments

On January 22, 2007, Gibraltar Industries, Inc. (the “Company”) announced that it will record a pre-tax impairment charge ranging from $11 million to $13 million in the fourth quarter ending December 31, 2006 to substantially write off the value of its 50 percent ownership in its Duferco Farrell joint venture. On January 22, 2007, the Company concluded that its investment in the joint venture was impaired. The impairment resulted from the consolidation of the steel industry and the higher than expected cost of materials coupled with a slower automotive market, which caused continuing operating losses at the joint venture.

Reference is made to the Company’s press release dated January 22, 2007, which is attached hereto as Exhibit 99.1 and is incorporated by reference.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release dated January 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2007

GIBRALTAR INDUSTRIES, INC.

/s/ David W. Kay
	Name:	David W. Kay
	Title:	Executive Vice President, Chief
Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release dated January 22, 2007